SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

     CURRENT REPORT PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of Earliest Event Reported) April 5, 2004

Registrant, State of Incorporation, Address of
Commission File	Principal Executive Offices and Telephone	I.R.S. employer
Number	Number	Identification Number
1-8788	SIERRA PACIFIC RESOURCES P.O. Box 10100 (6100 Neil Road) Reno, Nevada 89520-0400 (89511) (775) 834-4011	88-0198358

1-4698	NEVADA POWER COMPANY 6226 West Sahara Avenue Las Vegas, Nevada 89146 (702) 367-5000	88-0045330

0-508	SIERRA PACIFIC POWER COMPANY P.O. Box 10100 (6100 Neil Road) Reno, Nevada 89520-0400 (89511) (775) 834-4011	88-0044418

None

(Former name, former address and former fiscal year, if changed since last report)

Item 5. Other Events

     On April 5, 2004, a hearing was held before the Bankruptcy Court overseeing Enron Power Marketing, Inc.’s (“EPMI”) bankruptcy proceedings to determine whether Nevada Power Company (“NPC”) and Sierra Pacific Power Company (“SPPC”) had the ability to post additional cash collateral into escrow in order to further stay the execution of EPMI’s judgment against NPC and SPPC (the “Judgment”). The parties entered into an agreement that provides that NPC will place an additional $25 million cash into the escrow account within 10 days, which amount will lower the principal amount of NPC’s General and Refunding Mortgage Bond currently held in escrow to secure a stay of the Judgment by a like amount. In addition, EPMI agreed not to request any additional cash to be placed into escrow during the pendency of NPC’s and SPPC’s appeal of the Judgment to the U.S. District Court of the Southern District of New York. The parties also agreed to request expedited treatment of the U.S. District Court appeal.

Item 7. Financial Statements and Exhibits

(a)	Financial Statements of Businesses Acquired

          Not required

(b)	Pro forma financial information

          Not required

(c)	Exhibits

          99.1 Press Release dated April 5, 2004

Signatures

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrants have each duly caused this report to be signed on their behalf by the undersigned, thereunto duly authorized.

Sierra Pacific Resources

(Registrant)

Date: April 7, 2004	By:	/s/ John E. Brown

John E. Brown
Vice President and Controller

Nevada Power Company

(Registrant)

Date: April 7, 2004	By:	/s/ John E. Brown

John E. Brown
Vice President and Controller

Sierra Pacific Power Company

(Registrant)

Date: April 7, 2004	By:	/s/ John E. Brown

John E. Brown
Vice President and Controller